Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP

March 31, 2021	THE ORRICK BUILDING 405 HOWARD STREET San Francisco, CA 94105-2669

+1 415 773 5700

orrick.com

Clover Health Investments, Corp.

725 Cool Springs Blvd, Suite 320

Franklin, Tennessee 37067

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Clover Health Investments, Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration of (i) 28,685,646 shares of the Company’s Class A Common Stock (“Class A Shares”), par value $0.0001 per share, reserved for issuance pursuant to the Clover Health Investments, Corp. 2020 Equity Incentive Plan (the “2020 Plan”), (ii) 1,955,755 Class A Shares, reserved for issuance upon the exercise of outstanding stock options granted under the 2020 Plan, (iii) 2,785,582 Class A Shares reserved for issuance pursuant to the Clover Health Investments, Corp. 2020 Employee Stock Purchase Plan (the “ESPP”), (iv) 35,599,861 shares of the Company’s Class B Common Stock (“Class B Shares” and together with the Class A Shares, the “Plan Shares”), par value $0.0001 per share, reserved for issuance upon exercise of outstanding stock options (the “2014 Plan Options”) granted under the Clover Health Investments, Corp. Amended and Restated 2014 Equity Incentive Plan (together with the 2020 Plan and the ESPP, the “Plans”), which were assumed by the Company, and (v) 35,599,861 Class A Shares issuable upon conversion of the Class B Shares underlying the 2014 Plan Options. As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Plan Shares to be issued under the Plans, as applicable.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended, (ii) the Amended and Restated Bylaws of the Company, (iii) the Registration Statement, (iv) the Plans, and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Plan Shares to be issued pursuant to the terms of the Plans have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

March 31, 2021

The opinion expressed herein is limited to the corporate laws of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP